FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              LACLEDE STEEL COMPANY
             (Exact name of registrant as specified in its charter)


                  Delaware                               43-0368310
          (State of incorporation                     (I.R.S. Employer
              or organization)                       Identification No.)


       440 North Fourth Street, 3rd Floor                   63102
               St. Louis, Missouri                        (Zip Code)
    (Address of principal executive offices)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

       Title of each class                 Name of each exchange on which
       to be so registered                 each class is to be registered

         Not Applicable                            Not Applicable


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                 Class A Common Stock, par value $.01 per share
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

GENERAL

     On November 30, 1998, Laclede Steel Company, a Delaware corporation (the "Company"), and its subsidiaries filed petitions for relief under Chapter 11 of Title 11, United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Eastern District of Missouri Eastern Division (the Company and such subsidiaries, in such capacity, collectively, the "Debtors"). Since such time, the Debtors continued to operate their businesses and manage their properties as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     Pursuant to the Debtors' Restated Second Amended Joint Plan of Reorganization Under Chapter 11 Of The Bankruptcy Code (Case No. 98-53121-399)) dated December 15, 2000 (as it may be further amended or modified from time to time, the "Plan"), on December 29, 2000, the effective date of the Plan (the "Effective Date"), the Company filed a Restated Certificate of Incorporation (the "Certificate of Incorporation") with the Delaware Secretary of State under which the authorized capital stock of the Company consists of 8,000,000 shares divided into the following two classes: (i) Seven Million Nine Hundred Ninety Nine Thousand Nine Hundred Ninety Nine (7,999,999) shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"); and (ii) one (1) share of Class B Common Stock, par value $.01 per share. Under the Plan, approximately 3,500,000 shares of Class A Common Stock will be issued shortly following the Effective Date, approximately 250,000 shares of Class A Common Stock will be issued to certain members of management ("Management Stock") as determined by the Board of Directors of the Company (e.g., in the form of restricted stock or options), 600,000 options for new Common Stock will be issued to non-management employees one year after the Effective Date and 625,000 shares will be issued to an employee stock ownership plan ("ESOP") over a three year period. Approximately fifty-four percent of the New Common Stock issued and outstanding shortly following the Effective Date will be allocated to the Pension Benefit Guaranty Corporation ("PBGC") with the remainder allocated to the unsecured creditors of Registrant and Laclede Chain Manufacturing Company ("Laclede Chain"). Upon issuance of shares to the ESOP, the exercise of non-management stock options, the issuance of the Management Stock and other issuances of New Common Stock authorized by the Board of Directors following the Effective Date, the ownership percentage of the PBGC and the other stockholders of the Registrant will be diluted.

     The Company will issue securities to the PBGC and the unsecured creditors of Registrant and Laclede Chain as soon as practicable after the Effective Date and currently expects stock certificates to be issued on or about February 28, 2001. The Class B Common Stock will be issued to the United Steelworkers of America ("USWA"). This registration statement on Form 8-A pertains only to the Class A Common Stock.

CLASS A COMMON STOCK

     Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Company, the holders of shares of Class A Common Stock will be


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

entitled to one vote for each share on all matters submitted to a vote of common stockholders. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Company, the holders of shares of Common Stock will exclusively possess the voting power for the election of directors of the Company and for all other purposes. Except as otherwise provided by law, the Certificate of Incorporation or the Bylaws of the Company, the vote of the holders of at least a majority of the outstanding shares of Common Stock who are present, in person or by proxy, at a meeting at which a quorum is present will be required to take action. There is no provision in the Certificate of Incorporation for cumulative voting with respect to the election of directors of the Company. Directors of the Company will be elected by a plurality of the votes of the shares entitled to vote in the election of directors. On the Effective Date, the initial board of directors of the Company will consist of nine persons selected as set forth in the Plan, which persons shall serve as directors until the first annual meeting of stockholders of the Company thereafter and until their successors have been duly elected and qualified or until their earlier resignation or removal in accordance with the Certificate of Incorporation and the Company's Bylaws. Until the Termination Date (as defined below), the holders of Class A Common , voting as a separate class, shall be entitle to elect seven Public Directors (as defined below) of the Company. The holder of the Class B Common Stock shall be entitled to elect the two directors ("Union Directors"). "Termination Date" means the date that USWA, or any successor to the USWA, is no longer the collective bargaining representative for employees of the Company. "Public Director" means a director of the Company other than a Union Director; and, until the Termination Date, at least five of the Public Directors shall be individuals who are not and have never been an officer or employee of the Company, the USWA or any of their subsidiaries or affiliates.

     Following the issuance of the Class B Common Share to USWA and for so long as such share is outstanding, not converted and held by USWA, the following actions will require an affirmative vote of a majority of the votes entitled to be cast by all members of the board of directors and, notwithstanding such majority vote, shall not be authorized and approved unless six (6) or more directors cast a vote in favor of the proposed action:

     1. any merger, consolidation or combination of the Company with or into any other person or entity;

     2. any captial contributions to, advances to, loans to, investments in, acquisitions of, or other transfers to any entity other than the Company or an affiliate of the Company governed by a collective bargaining agreement with the USWA;

     3. any sale or issuance to any person or entity of the Company's common stock or securities convertible into or exercisable for the Company's common stock if, as a result of the sale or issuance, such person or entity would own or control more than thirty-five percent (35%) of the Company's common stock on a fully diluted basis;

     4. the payment, dividend or distribution on any shares of the Company's captial stock unless the Company has generated at least $25 million in net income (as determined by the Company's public accountants in accordance with generally accepted accounting principles, consistently applied) over the prior twelve (12) months; and

     5. the appointment or dismissal of a Chief Executive Officer, Chief Operating Officer or Chief Financial Officer for the Company.

No committee of the board of directors may be delegated any power or authority to approve any of the actions described above.

     Under the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Except as otherwise provided by law or in accordance with Article III, Section 1 of the Company's Bylaws, special meetings of stockholders of the Company may be called only by the President of the Company or the board of directors of the Company pursuant to a resolution approved by a majority of the entire such board of directors. Without regard to any outstanding Class B Common Stock, each share of Class A Common Stock will be entitled to participate equally in dividends, when, as and if declared by the board of directors of the Company, and in the distribution of net assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, subject in all cases to any prior rights of outstanding shares of preferred stock of the Company. The shares of Class A Common Stock will have no preemptive or conversion rights, redemption rights or sinking fund provisions and will not be subject to calls, assessments or rights of redemption by the Company.

     The Company currently intends to use reasonable commercial efforts to cause the Class A Common Stock to trade on the NASD OTC Electronic Bulletin Board.

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


ITEM 2.  EXHIBITS.

    EXHIBIT
     NUMBER    DESCRIPTION
     ------    -----------

      1.1 Form of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware as of the Effective Date.

      1.2      Form of the Bylaws of the Company  effective as of the  Effective
               Date.

      1.3 Debtor's Restated Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated December 15, 2000 (incorporated herein by reference to Exhibit 2(b) of the Company's Current Report on Form 8-K dated December 22, 2000.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.




                                LACLEDE STEEL COMPANY

                                By:   /s/ Michael H. Lane
                                      ------------------------------------------
                                Name:    Michael H. Lane
                                Title:   Executive Vice President and Chief
                                         Financial Officer



Date:  February 15, 2001

                                  EXHIBIT INDEX

    EXHIBIT
     NUMBER    DESCRIPTION
     ------    -----------

      1.1 Form of the Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware as of the Effective Date.

      1.2      Form of  the  Bylaws of the Company effective as of the Effective
               Date.

      1.3 Debtor's Restated Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated December 15, 2000 (incorporated herein by reference to Exhibit 2(b) of the Company's Current Report on Form 8-K dated December 22, 2000.

                                                                     EXHIBIT 1.1

                      RESTATED CERTIFICATE OF INCORPORATION
                            OF LACLEDE STEEL COMPANY

                                   ARTICLE I.

          The name of the corporation (hereinafter called the Corporation) is Laclede Steel Corporation.

                                   ARTICLE II

          The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801 County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

    The nature of the business or purposes to be conducted or promoted is as follows:

          To  engage  in  any  lawful  act  or  activity   for  which  a
          corporation may be organized under the General Corporation Law of the State of Delaware.

          Without in any way limiting the generality of the foregoing, to engage in any and every kind of business enterprise, venture or activity whether manufacturing, importing, processing, distributing, selling, servicing, or otherwise; to design, invest or develop; and to buy, sell, mortgage, lease, construct, or otherwise acquire or otherwise dispose of, or otherwise deal in and with real and personal property of every kind, character and description, tangible and intangible.

                                   ARTICLE IV

          The total number of shares of capital stock which the Corporation shall have the authority to issue is Eight Million (8,000,000), of which Seven Million Nine Hundred Ninety Nine Thousand Nine Hundred Ninety Nine (7,999,999) shares shall be Class A Common Stock, par value of $0.01 per share, and of which One (1) share shall be Class B Common Stock, par value of $0.01.

          The number of authorized shares of any class of stock of the Corporation may be increased or decreased by a vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote.

          Pursuant to Sections 5.09 and 5.10 of the Joint Plan of Reorganization of the Corporation, dated December 15, 2000, as confirmed by the United States Bankruptcy Court for the Eastern District of Missouri in Case No. 98-23121-399 (the "Plan"), as of December 29, 2000 (the "Effective Date"), any and all of the authorized capital stock of the Corporation, whether issued or unissued, including any right to acquire capital stock pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, exchange rights, warrants, options or other rights, existing immediately prior to the Effective Date was deemed cancelled and of no further force or effect without any action on the part of the stockholders or Board of Directors of the Corporation. The holders of such cancelled capital stock and any cancelled right to acquire such capital stock have no rights arising from or relating to such capital stock (or the stock certificates representing such cancelled stock) or any right to acquire such capital stock on the cancellation thereof.

          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the classes of common stock of this Corporation which are fixed by this Restated Certificate of Incorporation are as follows:

                          Part I - Class A Common Stock

          In addition to the attributes attaching to the Common Stock as a class, the Class A Common Stock shall have attached thereto the following rights, privileges, restrictions and conditions.

A. Consideration. Shares of Class A Common Stock of this Corporation may be issued, from time to time, for such consideration as may be fixed, from time to time, by the Board of Directors.

B.        Voting.  Except  as  provided  by  law or this Restated Certificate of
          Incorporation:

(a) all holders of Class A Common Stock shall be entitle to one vote for each share of Class A Common Stock standing of records in their respective name;

(b) until the Termination Date (as defined in Part II), the holders of Class A Common , voting as a separate class, shall be entitle to elect seven Public Directors (as defined in Part II) of the Corporation;

subject, however, in either case, to the provisions of the By-Laws of the Corporation as from time to time amended with respect to the closing of the transfer books and the fixing of a record date.

C. Dividends. The holders of Class A Common Stock shall, without regard to any outstanding share of Class B Common Stock, be entitled to receive, out of any net profits or net assets of the Corporation legally available for dividends, such dividends as may from time to time be declared by the Board of Directors.

D. Liquidation, Dissolution or Winding-up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation all holders of Class A Common Stock shall, without regard to any outstanding share of Class B Common Stock, be entitled to share ratably in all assets of the Corporation then remaining according to the number of shares of Class A Common Stock held by them respectively.

E. Preemptive Rights. The holders of Class A Common Stock shall have no preemptive right to purchase or subscribe for any shares of capital stock of the Corporation of any class whether now or hereafter authorized.

                         Part II - Class B Common Stock

          In addition to the attributes attaching to the Common Stock as a class, the Class B Common Stock shall have attached thereto the following rights, privileges, restrictions and conditions.

A.        Definitions.  In this Part II:

     1.   "Board" means the board of directors of the Corporation;

     2. "Business Day" means any day, other than a Saturday, Sunday or statutory holiday, when banks are open for business in the city of New York, New York;

     3. "Class B Common Share" means the one authorized share of Class B Common Stock of the Corporation;

     4. "Common Stock" means the common Stock of the Corporation, as the same may be adjusted, consolidated or subdivided from time to time, as provided for in this Restated Certificate of Incorporation;

     5. "Holder" means the registered holder of the Class B Common Share acting in such capacity;

     6. "Public Director" means a director of the Corporation other than a Union Director; and, until the Termination Date, at least five of the Public Directors shall be individuals who are not and have never been an officer or employee of the Corporation, the USWA or any of their subsidiaries or affiliates;

     7. "Termination Date" means the date that USWA, or any successor to the USWA, is no longer the collective bargaining representative for employees of the Corporation;

     8. "Union Directors: means the two directors elected by the Holder pursuant to this Part II; and

     9.   "USWA" means the United Steelworkers of America.

B. Transferability. The Class B Common Share may only be issued to USWA and may only be held by USWA and any successor to USWA.

C. Dividends. The holder of the Class B Common Share shall not be entitled to receive and the Corporation shall not pay any dividend upon the Class B Common Share.

D. Automatic Conversion. Except as required by law, the outstanding Class B Common Share shall automatically convert to one share of Class A Common Stock of the Corporation on the Termination Date.

E. Liquidation, Dissolution or Winding-up. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its Stockholders for the purpose of winding up its affairs, the holder of the Class B Common Share shall not be entitled to receive any distribution of the property or assets of the Corporation.

F. Voting Rights. Except as required by law, the holder of the Class B Common Share is not entitled as such to receive notice of or to attend or to vote at any meeting of the Stockholders of the Corporation, unless the vote to be taken is in respect of a motion or matter which could reasonably be expected to affect the rights of the Holder to appoint the Union Directors, as provided for in Section G hereof. In that event, the Holder will be entitled to receive notice of and to attend and vote at the meeting of the holders of Common Stock where such matter or motion is to be considered and will be entitled to vote separately as a class.

G. Election, Removal and Replacement of Directors. The Holder shall, effective upon the date of issuance of the Class B Common Share, be entitled to elect the two Union Directors. The Union Directors elected by the Holder may only be removed from office by the Holder at any time. Any vacancy in the Union Director positions elected by the Holder occurring as a result of removal by the Holder, resignation, death or otherwise will be filled by an individual(s) elected by the Holder.

H. No Additional Shares. The Corporation shall not authorize the creation or issue of any additional shares of the Class B Common Stock without the prior written consent of the Holder.

I. Additional Voting Requirement. Following the issuance of the Class B Common Share to USWA and for so long as such share is outstanding, not converted and held by USWA, the following actions will require an affirmative vote of a majority of the votes entitled to be cast by all members of the Board and, notwithstanding such majority vote, shall not be authorized and approved unless six (6) or more directors cast a vote in favor of the proposed action:

     1. any merger, consolidation or combination of the Corporation with or into any other person or entity;

     2. any captial contributions to, advances to, loans to, investments in, acquisitions of, or other transfers to any entity other than the Corporation or an affiliate of the Corporation governed by a collective bargaining agreement with the USWA;

     3. any sale or issuance to any person or entity of the Corporation's common stock or securities convertible into or exercisable for the Corporation's common stock if, as a result of the sale or issuance, such person or entity would own or control more than thirty-five percent (35%) of the Corporation's common stock on a fully diluted basis;

     4. the payment, dividend or distribution on any shares of the Corporation's captial stock unless the Corporation has generated at least $25 million in net income (as determined by the Corporation's public accountants in accordance with generally accepted accounting principles, consistently applied) over the prior twelve (12) months; and

     5. the appointment or dismissal of a Chief Executive Officer, Chief Operating Officer or Chief Financial Officer for the Corporation.

No committee of the Board may be delegated any power or authority to approve any of the actions described in this Section I.

J. Composition of the Board. Following the issuance of the Class B Common Share and for one year thereafter, the Board shall be comprised of not more than nine (9) directors, including:

          1.   the Chief Executive Officer of the Corporation;

          2.   two (2) Union Directors;

          3. four (4) directors designated by the Official Committee of Unsecured Creditors (the "Creditors Committee"); and

          4. two (2) qualified independent directors reasonably acceptable to the USWA and the Creditor's Committee.

From and after the end of the initial term described above, and for so long as the Class B Common Share is outstanding and held by USWA or any successor to USWA, the Board shall be comprised of not more than nine (9) directors, including:

          1.   two (2) Union Directors; and

          2.   seven (7) Public Directors.


K. Composition of Board Committees. Following the issuance of the Class B Common Share and for so long as such Stock is outstanding and held by USWA or any successor to USWA each committee of the Board shall have at least one member who is one of the Union Directors.

L. Amendments. The provisions of Part II hereof may only be deleted, varied, modified, amended or amplified with the prior approval of the Holder in addition to any other approval required by law.

M. Non-Business Day. If, pursuant to the provisions of this Part II, a date is specified for the giving of notice, the deposit or delivery of documents or the doing of any other act and such date falls on a day that is not a Business Day, then such giving of notice, deposit or act shall be made or done on the Business Day next following such date.

                                    ARTICLE V

          The Corporation shall have perpetual existence.

                                   ARTICLE VI

          By-Laws of the Corporation may be made, amended, altered, or repealed by the Board of Directors.

                                  ARTICLE VII

          The Board of Directors shall consist of nine (9) directors. During the applicable periods set forth in Part II, Section J of Article IV, the Board of Directors shall be comprised as provided in Part II, Section J of Article IV. Except as provided in Part II, Section J of Article IV, each director shall hold office until the annual meeting next following his election and until his successor is duly elected and qualified, unless earlier removed as provided by law.

                                  ARTICLE VIII

          A. To the fullest extent permitted by law, subject only to the express prohibitions on limitation of liability set forth in Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Further, the Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, indemnify all persons who it may indemnify pursuant thereto.

          B. Any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of not less than all of the outstanding stock of the Corporation entitled to vote thereon.

                                   ARTICLE IX

          A. Except as specified in paragraph B of this Article IX, the Corporation reserves the right, at any time and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, powers, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

          B. Anything herein to the contrary notwithstanding,  the provisions of
Part II of Article IV and this paragraph B of Article IX may not be amended, altered, changed or repealed except upon the affirmative vote of the outstanding share of Class B Common Stock of the Corporation.

                                                                     EXHIBIT 1.2

                                                     Effective December 29, 2000


                                     BY-LAWS
                                       OF
                              LACLEDE STEEL COMPANY


                                    ARTICLE I
                                     Offices

          The general offices of the Company shall be in the City of St. Louis, State of Missouri, unless the Board of Directors shall otherwise determine.

                                   ARTICLE II
                              Stockholders Meetings

          Section 1. Annual Meeting. The annual meeting of the stockholders of the Company for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held in each year on such date as shall be specified by the Board of Directors, but, unless so specified, shall be held on the third Thursday in May in each year if not a legal holiday and, if a legal holiday, then on the next succeeding business day. The annual meeting of stockholders shall be held at the general offices of the Company in St. Louis, Missouri and shall be convened at 9:00 a.m. unless the Board of Directors shall specify a different place at which the meeting shall be held or a different hour at which the meeting shall be convened.

          Section 2. Special Meetings. Special meetings of the stockholders may be called by the President or by resolution of the Board of Directors whenever deemed necessary. In addition, special meetings of the stockholders may be called upon the condition, by the person or persons and for the purpose specified in Section 1 of Article III of these By-Laws. The business transacted at any special meeting of the stockholders shall be confined to the purpose or purposes specified in the notice therefor and to matters germane thereto. Special meetings of the stockholders shall be held at the general offices of the Company and shall be convened at 9:00 a.m. unless the Board of Directors or the President or other person or persons, as the case may be, calling the meeting shall specify a different place at which the meeting shall be held or a different hour at which the meeting shall be convened.

          Section 3. Notice. Notice of each meeting of the stockholders stating the place, the date and the hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed or caused to be mailed not less than ten days nor more than fifty days before the date of the meeting by the Secretary at the direction of the president or the Board of Directors or the person or persons calling the meeting, to each stockholder of record entitled to vote at such meeting at his address as it appears on the records of the Company. Notice may be waived, and the presence of any stockholder in person or by proxy at any meeting shall constitute a waiver of notice of such meeting except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 4. Quorum. Except as otherwise required by law, the Company's Restated Certificate of Incorporation ("Certificate of Incorporation") or these bylaws, until the Termination Date (as defined in Article IV, Part II of the Certificate of Incorporation), the presence in person or by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares entitled to vote at a meeting of stockholders shall constitute a quorum at a meeting of stockholders; provided, however, that where a separate vote of a class or classes or series of stock is required, the presence in person or by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or classes or series shall constitute a quorum thereof entitled to take action with respect to such separate vote. After the Termination Date, the presence in person or by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares entitled to vote at a meeting of stockholders shall constitute a quorum at a meeting of stockholders. Every decision of a majority of the shares present, in person or by proxy, entitled to vote, provided a quorum is present, shall be valid as a corporate act unless by reason of the particular nature of such action a different vote is required by law or by the Certificate of Incorporation of the Company.

          Section 5. Adjournment. Any meeting of the stockholders may adjourn from time to time until its business is completed. In the absence of a quorum, a majority of the shares represented in person or by proxy shall have the right successively to adjourn the meeting to a specified date. Any business which may have been transacted at the meeting at which the adjournment is taken, may be transacted at the adjourned meeting. No notice need be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 6. Voting. At all meetings of the stockholders each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock shall be entitled to such voting rights as specified in the Certificate of Incorporation, but no share belonging to the Company shall be voted. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his attorney-in-fact. No proxy shall be valid after three years from the date of its execution unless otherwise provided in the proxy.

          Section 7. List of Stockholders. At least ten (10) days before each meeting of the stockholders the Secretary of the Company shall make a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting during ordinary business hours, for at least ten (10) days prior to the meeting at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          Section 8. Inspectors. At any meeting of the stockholders at which Directors are to be elected or vote of the stockholders is to be taken on any proposition, the President or other person presiding at such meeting may appoint not less than two persons, who are not Directors, inspectors to receive and canvass the votes given at such meeting, and certify the results to him. In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors, if any, or persons conducting the vote to require the stock ledger of the Company as evidence of shares held and the question shall be determined in accordance with said stock ledger.

          Section 9. Presiding Officer. The Chairman of the Board shall preside at all meetings of the stockholders. In the absence of the Chairman, the Board of Directors may designate a substitute chairman to preside at any meeting of stockholders. At any meeting of stockholders, the Chairman, or in his absence, the substitute chairman, if any, appointed by the Board of Directors, may, from time to time, during such meeting, appoint a temporary chairman to preside temporarily at such meeting.

          Section 10. Special Meetings Called by Stockholders. A Special Meeting of Stockholders may also be called by holders (the "Requesting Holders") representing at least 25% of the outstanding shares entitled to vote at any annual meeting of the stockholders or at any special meeting of the stockholders. In order to exercise this right, the Requesting Holders must give notice (the "Notice") to the Secretary of the Company, setting forth (i) the subject matter to be considered at the Special Meeting (ii) the proposed record date (the "Record Date") for the special Meeting (which shall be a least 15 days after delivery of the Notice), (iii) the proposed date (the "Meeting Date") for the Special Meeting and (iv) such other information as the Requesting Holders shall reasonably request to be included in the Proxy Statement, Notice of Special Meeting and Proxy (the "Proxy Materials") to be prepared by the Company in connection with the Special Meeting. The business conducted at the Special Meeting shall be limited to the matters set forth in the Notice. The Special Meeting shall be held at the general offices of the Company unless another place within the City of St. Louis shall be set by the Company, and shall be convened at 9:00 A.M. (local time). The Company shall file with the Securities and Exchange Commission (the "SEC") no later than 10 days after the Company receives the Notice, preliminary Proxy Material (and use its best efforts to file definitive Proxy Materials as soon as possible thereafter) or, if no preliminary Proxy Materials are required to be filed, definitive Proxy Material, which Proxy Material shall contain in all material respects the request or requests of the Requesting Holders as set forth in the Notice. No later than two business days after the definitive Proxy Materials are filed with the SEC, the Company shall send the Proxy Materials to all stockholders of record on the Record Date. The Company shall comply with all applicable laws relating to the Special Meeting. If the number of days between the date of the mailing of the proxy Materials and the Meeting Date is less than 30 days, the Company shall notify the Requesting Holders and the Meeting Date shall be moved to the 30th day (or, if not a business day, the next business day thereafter) following the commencement of the mailing of the Proxy Materials to stockholders unless the Requesting Holders request that the Meeting Date remain unchanged from the date set forth in the Notice. If the Company is unable to comply as a matter of law with the Record Date or the Meeting Date, the Company shall change such date to the first business day thereafter as is legally permissible. Notwithstanding any provision in the By-laws to the contrary, this Section 10 of Article II may only be amended, altered or repealed by a vote of holders of 75% of the outstanding shares entitled to vote at any annual meeting of the stockholders or at any special meeting of the stockholders called for that purpose; provided, however, the Requesting Holders may waive any obligation of the Company hereunder with respect to the Special Meeting called by such Requesting Holders.

                                   ARTICLE III
                               Board of Directors

          Section 1. Number, Tenure and Vacancies. The property and business of the Company shall be controlled and managed by a Board of Directors. The Board of Directors shall consist of nine (9) persons, selected in the manner prescribed in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation with respect to Union Directors (as defined in Article IV, Part II of the Certificate of Incorporation), each director shall hold office until the annual meeting of the stockholders next succeeding his election and until his successor shall be elected and qualified. Election of directors shall be by written ballot. Except as provided in the Certificate of Incorporation with respect to Union Directors, vacancies on the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or to fill a newly created directorship shall hold office until the next annual meeting, and until his successor shall be elected and qualified. If at any time, by reason of death or resignation or other cause, the Company shall have no directors in office, then any officer or stockholder, or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders for the purpose of electing directors. Notice of such special meeting shall be given by the person or persons calling the meeting herein before provided.

          Section 2. Regular Meetings of Directors. Regular meetings of the Board of Directors shall be held on such dates as the Board of Directors may, from time to time, determine. Any business may be transacted at any stated meeting; provided, however, that no business may be transacted at any stated meeting which, under the Certificate of Incorporation, may be taken by the Board of Directors only with a greater or additional vote of the Board or any class of Directors unless a description of such business is set forth in a notice of meeting given in accordance with Section 4 hereof.

          Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the President any time and special meetings shall be called by the President or the Secretary upon the written request of any four Directors specifying the purpose or purposes for such special meeting.

          Section 4. Notice of Meetings. Notice of any special meeting or, to the extent required pursuant to Section 2, any stated meeting, stating the time, place and purpose of the meeting. Such notice shall be mailed on a date which is at least one day before the date of the meeting and addressed to each Director at his address as it appears on the records of the Company. Attendance of a Director at any special meeting shall constitute a waiver of notice thereof except where a Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A Director, either prior to or after any meeting, may waive notice thereof, whether or not he attends the meeting, and such waiver may be in writing or by telegram. Any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the Directors shall be present thereat, except when a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Except as stated herein, no notice of any meeting need be given.

          Section 5. Quorum. A majority of the Board of Directors shall be required to be present at any meeting to constitute a quorum for the transaction of business and, except as otherwise specifically provided in these By-Laws or in the Certificate of Incorporation, the concurring vote of at least a majority of the Directors at a meeting at which a quorum is present shall be required to determine all questions coming before the Board. In the absence of a quorum, the Directors present shall have the right successively to adjourn the meeting to a specified date and no notice need be given of such adjournment. Members of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can here each other, and such participation in a meeting shall constitute presence in person at such meeting.

          Section 6. Presiding Officer. The Board shall by majority vote select a member of the Board of Directors to serve as Chairman of the Board and to preside at all meetings of the Board of Directors. In the absence of the Chairman, the Board of Directors may designate a substitute chairman to preside at any meeting of the Board of Directors. At any meeting of the Board of Directors, the Chairman, or in his absence, the substitute chairman designated by the Board of Directors, may, from time to time, during such meetings, appoint a temporary chairman to preside at such meetings.

          Section 7. Consents. Any action required or permitted to be taken at any meeting of the Board of Directors, may be taken without a meeting if all the members of the Board of Directors consent thereto in writing, provided that the writing or writings shall be filed with the minutes of the proceedings of the Board of Directors.

          Section  8.  Compensation.   Directors  as  such  shall  receive  such
compensation as the Board of Directors may from time to time determine.

          Section 9. Fixing Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

          Section 10. Board Committees. Subject to any restrictions or qualifications set forth in the Certificate of Incorporation, the Board may, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board designate one or more committees of the

Board, each such committee to consist of one or more Directors. Until the Termination Date, each such committee shall include at least one Union Director. Until the Termination Date, except as otherwise provided in the Certificate of Incorporation, unless sooner discharged by the affirmative vote of a majority of the votes entitled to be cast by the entire Board, members of each committee of the Board shall hold office until the organization meeting of the Board in the next subsequent year and until their respective successors are appointed. Each committee of the Board shall have power to appoint one of its members to act as chairman of such committee by the affirmative vote of a majority of the votes entitled to be cast by all of the members of such committee. Meetings of such committees such be as held at such times and at such places as shall be fixed, from time to time, by resolution adopted by the Board or by the affirmative vote of a majority of the votes entitled to be cast by the members of such committee of the Board, and provided that notice of such meeting, set in accordance with the requirements for notice set forth in Section 4 hereof, shall have been given to each member of such committee.

                                   ARTICLE IV
                                    Officers

          Section 1. Number. The officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary, an Assistant Secretary, a Treasurer, and an Assistant Treasurer, and in addition to the above-named officers such other officers as the Board of Directors may, from time to time, designate.

          Section 2. Term. The officers shall hold office for a period of one year or until their successors have been duly elected and qualified, provided, however, that any officer or agent elected by the Board of Directors may be removed by the Board and any such officer or agent, other than the President, may be removed by the President, whenever in its or his judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Any vacancy occurring among officers may be filled at any time by the Board of Directors.

          Section 3. Consolidation of Offices. Any two or more offices, except President and a Vice President, President and Secretary, Secretary and Assistant Secretary, and Treasurer and Assistant Treasurer, may be held by the same person.

          Section 4. Election. All officers shall be elected at the first meeting of the Board of Directors held after the annual meeting of the stockholders, or as soon thereafter as possible.

          Section 5. Compensation. Officers shall receive such compensation as may be fixed, from time to time, by the Board of Directors and the fact that any officer shall also be a Director shall not preclude his receiving compensation for his services as an officer.

                                    ARTICLE V
                               Duties of Officers

          Section 1. President. The President shall be a stockholder and a member of the Board of Directors. He shall be the chief executive officer of the Company and shall exercise general management over the affairs of the Company and its property, subject to control by the Board of Directors. He shall exercise such other powers and perform such other duties as are prescribed by law, by these By-Laws, or by the Board of Directors and as are ordinarily incident to the office of President.

          Section 2. Vice President or Vice Presidents. The Vice President or Vice Presidents shall exercise such powers and perform such duties as may be elsewhere prescribed by these By-laws and as may be prescribed, from time to time, by the Board of Directors or by the President.

          Section 3. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, and shall attend to the giving and serving of all notices as may be required by law or by these By-Laws. He shall have in his custody the seal of the Company and shall affix the same to deed, contracts and other instruments requiring the seal when duly signed on behalf of the Company and he shall exercise such other powers and perform such other duties as may be elsewhere prescribed in these By-Laws and as may be prescribed, from time to time, by the Board of Directors or by the President and as are ordinarily incident to the office of the Secretary.

          Section 4. Assistant Secretary. The Assistant Secretary shall perform the duties of the Secretary in the event of the death, disability or absence of the Secretary and shall exercise such other powers and perform such other duties as may be elsewhere prescribed in these By-Laws and as may be prescribed, from time to time, by the Board of Directors or the President.

          Section 5. Treasurer. The Treasurer shall have charge of all books of account, funds, evidences of indebtedness and other securities of the Company and shall deposit the funds belonging to the Company in the name of the Company in such banks or trust companies as may be designated by the Board of Directors. He shall keep full and accurate accounts of all transactions of the Company and of money received and paid out. He shall make such reports to the stockholders, the Board of Directors and the president as they may respectively direct. He shall exercise such other powers and perform such other duties as may be elsewhere prescribed in these By-Laws and as may be prescribed, from time to time, by the Board of Directors or by the President and as are ordinarily incident to the office of the Treasurer.

          Section 6. Assistant Treasurer. The Assistant Treasurer shall perform the duties of the Treasurer in the event of the death, disability or absence of the Treasurer, and shall exercise such other powers and perform such other duties as may be elsewhere prescribed in these By-Laws and as may be prescribed, from time to time, by the Board of Directors or President.

          Section 7. Additional Officers. The additional officers designated by the Board of Directors shall exercise such powers and perform such duties as may be prescribed, from time to time, by the Board of Directors or the President and as are ordinarily incident to the office held by such additional officers.

          Section 8. Bonds. At the option of the Board of Directors, the Treasurer or any other officer shall be required to give bond for the faithful performance of his duties.

                                   ARTICLE VI
                                   Fiscal Year

          The fiscal year of the Company shall commence on the first day of October in each year.

                                   ARTICLE VII
                       Certificates of Stock and Transfers

          Section 1. Certificates. Each stockholder shall be entitled to a certificate, certifying the number and character of shares owned by him. The certificates shall be in such form as shall be approved by the Board of Directors and shall be signed by, or in the name of the Company, by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company, which seal may be facsimile, engraved or printed. The signatures of the officers of the company may be facsimile on any stock certificates which are countersigned by the Company's transfer agent or the Company's registrar. The certificates, as they are issued, shall be consecutively numbered and registered in the order of their issuance and shall be entered on the stock transfer books of the Company as they are issued. Proper records shall be kept which shall show the name and address of the owner of each certificate and the number of shares issued to each stockholder and, in the case of cancellation, shall show the date of such cancellation.

          Section 2. Transfers. The shares of stock shall be transferable only upon the books of the Company. Every transfer shall be by the holder thereof in person or by attorney upon surrender and cancellation of the outstanding certificates for the shares so transferred and upon proof satisfactory to the Company that the person presenting such certificate is legally entitled to transfer the same.

          Section 3. Lost Certificates. In the event of the loss, theft, or destruction of any stock certificate, a new certificate may be issued only upon compliance with the following conditions. The owner of such lost, stolen, or destroyed certificate shall file with the Secretary an affidavit stating the number of the certificate, the number of shares represented thereby, the facts with regard to the ownership of the certificate, and the circumstances surrounding its loss, theft, or destruction. The Secretary shall present such affidavit to the Board of Directors and if the Board of Directors shall be satisfied that such certificate has been lost, stolen or destroyed and that a new certificate ought to be issued in lieu thereof, the Board of Directors may order a new certificate to be issued to such owner upon his filing with the Company either (a) a bond in such penal sum and with such conditions and such surety as the Board of Directors may prescribe, indemnifying the Company, its Directors and officers against all expense, damage or liability which may be occasioned by the issuance of a new certificate, or (b) a certificate of the surety in a lost security blanket bond, which bond shall have been previously approved by the Board of Directors, assuming liability under such bond, in such penal sum as the Board of Directors may prescribe, with respect to the issuance of a new certificate in lieu of the one alleged to have been lost, stolen, or destroyed.

          Section 4. Transfer and Registration Agents. The Board of Directors may appoint a transfer agent or agents who shall have and exercise supervision over the transfer of shares of stock and the issuance of stock certificates, subject to such conditions and regulations as the Board of Directors may prescribe; and the Board of Directors may appoint a registrar who shall register all transfers of shares of stock and the issuance of stock certificates, subject to such conditions and regulations as the Board shall prescribe.

                                  ARTICLE VIII
                                      Seal

          The corporate seal of the Company shall be in circular form and bear the name of the Company arranged on the outer edge, with the word "Seal" and the word "Delaware" also appearing thereon.

                                   ARTICLE IX
                              Amendments to By-Laws

          These By-Laws, or any of them, may be amended, altered or repealed and new By-Laws adopted by the Board of Directors, except that the Board of Directors may not alter, amend or repeal any provision of these By-Laws in a manner inconsistent with the Certificate of Incorporation.

                                    ARTICLE X
                     Indemnification of Directors and Others

          Section 1. Actions, Suits or Proceedings Other Than By or in the Right of the Company. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or on the right of the Company) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. Actions or Suits By or in the Right of the Corporation. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the

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right of the  company to  procure a judgment  in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

          Section 3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of and claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

          Section 4. Determination of Right to Indemnification. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be paid by the company unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

          Section 5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 of this Article in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director of officer is not entitled to be indemnified by the Company as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Company, authorize the Company's counsel to represent such person,

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in any action, suit or proceeding, whether or not the company is a party to such action, suit or proceeding.

          Section 6. Procedure for Indemnification. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Sections 1 and 2 of the Article but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, nor the fact that there has been an actual determination by the Company (including its Board of Directors, independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          Section 7. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and to action in another capacity while holding such office or while employed by or acting as agent for the Company and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Company and each director, officer, employee or agent of the Company who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation law or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the company arising thereunder.

          Section 8. Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee and agent of the Company as to costs, charges and expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Company, to the full extent permitted by any applicable portion of the company's Articles of Incorporation or of this Article which shall not have been invalidated and to the full extent permitted by applicable law.


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